United States

Securities And Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2021

Landmark Bancorp, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-33203	43-1930755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Poyntz Avenue
Manhattan, Kansas 66502
(Address of principal executive offices) (Zip code)

(785) 565-2000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LARK	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Landmark Bancorp, Inc., a Delaware corporation (the “Company”), which trades under the ticker symbol LARK, has become aware that certain market participants have given incorrect information to the Company’s shareholders regarding the Company’s participation in a transaction. On March 1, 2021, Fidelity D & D Bancorp, Inc. filed a Form 8-K with the Securities and Exchange Commission announcing that it had entered into an agreement and plan of reorganization with Landmark Bancorp, Inc., a Pennsylvania corporation, which trades under the ticker symbol LDKB. The Landmark Bancorp, Inc. that was a party to such agreement has no relation with the Company. The Company is not a party to this agreement nor a participant in the transaction related to this agreement, and the Company has no relationship with this transaction.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2021	Landmark Bancorp, Inc.

	By:	/s/ Mark A. Herpich
	Name:	Mark A. Herpich
	Title:	Vice President, Secretary, Treasurer, and Chief Financial Officer